Exhibit 99(b)

FORM OF BYLAWS

of

POMONA INVESTMENT FUND

a Delaware Statutory Trust

ii

iii

BYLAWS

OF

POMONA INVESTMENT FUND

INTRODUCTION

These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Pomona Investment Fund, a Delaware statutory trust (the “Fund”).  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall govern.

ARTICLE I.

Offices

Section 1.                Principal Office.  The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Fund at any place within or outside the State of Delaware.

Section 2.                Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Fund’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Fund.  The Board of Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

Section 3.               Other Offices.  The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Fund intends to do business.

ARTICLE II.

Meetings of Shareholders

Section 1.               Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees or by a person designated by the Board of Trustees.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Fund.

Section 2.               Notice of Shareholders’ Meeting.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 3 of this Article II not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting.  The notice shall specify

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(i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 3.               Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of shareholders shall be given by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Fund or its transfer agent or given by the shareholder to the Fund for the purpose of notice.  If no such address appears on the Fund’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Fund’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when deposited in the mail or sent by telegram or other means of written communication, or upon publication; such written notice may be given via electronic media in accordance with procedures approved by the Board of Trustees.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Fund is returned to the Fund by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the Secretary, assistant Secretary or any transfer agent of the Fund giving the notice and shall be filed and maintained in the minute book of the Fund.

Section 4.               Adjourned Meeting; Notice.  When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) calendar days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2 and 3 of this Article II.  At any adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.

Section 5.               Voting.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time.  The shareholder’s vote may be by voice vote or by ballot; provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

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Section 6.               Waiver of Notice by Consent of Absent Shareholders.  The transactions of a meeting of shareholders, if not properly called or noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice.  The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of shareholders.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 7.               Shareholder Action by Written Consent Without a Meeting. Any action taken by shareholders may be taken without a meeting if shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Series entitled to vote separately on the matter consent to the action in writing.  All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records of the meetings of shareholders.  Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective-proxy-holders may revoke the consent by a writing received by the Secretary of the Fund before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting.  This notice shall be given in the manner specified in Section 3 of this Article II.  In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Fund, and (iii) a reorganization of the Fund, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 8.               Record Date for Shareholder Notice; Voting and Giving Consents.  If the Board of Trustees does not fix a record date or designate an officer to fix a record date for purposes of determining the shareholders entitled to vote or act at any meeting or adjournment thereof or to give consent to any action without a meeting:

(a)           the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, provided that such date is not later than the latest date otherwise permitted by the Declaration of Trust or these Bylaws for these purposes, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

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(b)           the record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

Section 9.               Proxies.  Shareholders may vote at shareholder meetings either in person or by duly executed proxy.  Proxies may be authorized and executed by electronic, telephonic, or computerized methods or any other manner permissible under applicable law and authorized by the Board of Trustees.

Section 10.             Inspectors of Election.  Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a)           determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)           receive votes, ballots or consents;

(c)           hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)           count and tabulate all votes or consents;

(e)           determine when the polls shall close;

(f)            determine the result; and

(g)           do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

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ARTICLE III.

Trustees

Section 1.               Place of Meetings and Meetings by Telephone.  All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board or as determined by the President or any Vice-President.  In the absence of such a designation or determination, regular meetings shall be held at the principal executive office of the Fund.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and one or more of the Trustees may participate in a meeting of the Board of Trustees or any committee by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another.

Section 2.               Regular Meetings.  Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.  Such regular meetings may be held without notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in a notice or waiver of notice of such meeting.

Section 3.               Special Meetings.  Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairperson or the President or any Vice President or the Secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered by the Secretary personally or by telephone to each Trustee or sent by first-class mail, telegram, facsimile or email, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Fund.  Notice of a special meeting shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Fund.

Section 4.               Quorum.  Any time there is more than one Trustee, a quorum for all meetings of the Board of Trustees shall be one-third, but not less than two, of the Trustees, except to adjourn as provided in Section 6 of this Article III.  Subject to provisions of the Declaration of Trust, as in effect at such time, every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting.

Section 5.               Waiver of Notice.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice.  The waiver of notice need not specify the purpose of the meeting.  All such waivers shall be filed with the records of

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the Fund or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting except for the express purpose of objecting to the transaction of any business, prior to the commencement of the meeting, on the ground that the meeting had not been properly called or convened.

Section 6.               Adjournment.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 7.               Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3 of this Article III to the Trustees who were present at the time of the adjournment.

Section 8.               Action Without a Meeting. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if all of the members of the Board of Trustees shall consent in writing to that action.  Such action by written consent shall have the same force and effect as a vote of the Board of Trustees.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees. No notice need be given of action proposed to be taken by unanimous written consent.

Section 9.               Fees and Compensation of Trustees.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 9 of Article III shall not be construed to preclude any Trustee from serving the Fund in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 10.             Chairperson of the Board  The Board of Trustees may designate a Chairperson of the Board of Trustees who shall preside at all Board of Trustees’ meetings, and who shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Trustees or prescribed by the Bylaws.

ARTICLE IV.

Committees

Section 1.               Committees of Trustees.  The Board of Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board of Trustees.  The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Board of Trustees.  The Board of Trustees may abolish any such committee at any time in their sole discretion.  Any committee to which the Board of Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Board of Trustees.  The Board of Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.  The Board of Trustees shall have the power at any time to fill vacancies in the committees.  The Board of Trustees may delegate to these committees any of its powers, subject to the limitations

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of applicable law.  The Board of Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 2.               Meetings and Action of Committees.  Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular or special meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  In the absence or disqualification of any member of a Committee, the member, or members present, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of the absent or disqualified member.  The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 3.               Compensation of Committee Members.  Subject to the provisions of the Declaration of Trust, each committee member may receive such compensation from the Fund for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Board of Trustees.

ARTICLE V.

Officers

Section 1.               Officers.  The officers of the Fund shall be a President, a Secretary, and a Treasurer.  The Fund may also have, at the discretion of the Board of Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.

Any number of offices may be held by the same person except that no one person may serve concurrently as both President and Secretary or both President and Vice President. A person who holds more than one office in the Fund may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 2.               Election of Officers.  The officers of the Fund, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3.               Subordinate Officers.  The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

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Section 4.               Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees or by an officer upon whom such power of removal may be conferred by the Board of Trustees by resolution.

Any officer may resign at any time by giving written notice to the Fund.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Fund under any contract to which the officer is a party.

Section 5.               Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 6.               President.  Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairperson, if there be such an officer, the President shall be the chief executive officer of the Fund and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Fund.  He or she shall preside at all meetings of the shareholders and in the absence of the chairperson of the board or if there be none, at all meetings of the Board of Trustees.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

Section 7.               Vice Presidents.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these Bylaws and the President or the Chairperson.

Section 8.               Secretary.  The Secretary shall keep or cause to be kept at the principal executive office of the Fund or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board of Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Fund or at the office of the Fund’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of

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certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

Section 9.               Treasurer.  The Treasurer shall be the chief financial officer of the Fund, or such other person designated by the Board of Trustees, and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any Trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Fund with such depositories as may be designated by the Board of Trustees.  The treasurer shall disburse the funds of the Fund as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of the treasurer’s transactions as chief financial officer and of the financial condition of the Fund and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these Bylaws.

ARTICLE VI.

Records and Reports

Section 1.               Maintenance and Inspection of Share Register.  The Fund shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each shareholder.

Section 2.               Maintenance and Inspection of Bylaws.  The Fund shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3.               Maintenance and Inspection of Other Records.  The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Fund.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 4.               Inspection by Shareholders.  The Board of Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Fund or any series shall be open to the inspection

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of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Fund except as conferred by law or otherwise by the Board of Trustees or by resolution of the shareholders. To the extent the Board of Trustees or a resolution of shareholders confers a right to inspect any account or book or document of the Fund pursuant to this Article VI, Section 4, all expenses of providing the materials, including duplicating fees, shall be paid by the shareholder requesting the information.

Section 5.               Inspection by Trustees.  Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Fund.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 6.               Financial Statements.  A copy of any financial statements and any income statement of the Fund for each semi-annual period of each fiscal year and accompanying balance sheet of the Fund as of the end of each such period that has been prepared by the Fund shall be kept on file in the principal executive office of the Fund for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder or holder of a voting trust demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Fund or the certificate of an authorized officer of the Fund that the financial statements were prepared without audit from the books and records of the Fund.

ARTICLE VII.

General Matters

Section 1.               Checks, Drafts, Evidence of Indebtedness.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 2.               Contracts and Instruments; How Executed.  The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Fund and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Fund by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.               Writings.  To the fullest extent permitted by applicable laws and regulations:

(a)           all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written

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agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b)           all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 4.               Severability.  The provisions of these By-Laws are severable.  If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 5.               Headings.  Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

Section 6.               Fiscal Year.  The fiscal year of the Fund shall be fixed and changed from time to time by resolution of the Board of Trustees.  The fiscal year end of the Fund initially shall be March 31.

ARTICLE VIII.

Amendments

Section 1.               Amendment by Trustees.  Except as otherwise provided by law or by the Declaration of Trust, these Bylaws may be adopted, amended, or repealed by the Board of Trustees.

February 13, 2015

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